Exhibit 99.1

OMNIQ Corp. Reports Strong Sales of $15.8 Million for Third Quarter of 2020, up 21% Year over Year

●	Strong sequential revenue growth of 25% over Q2 2020
●	Received orders from companies and organizations in diverse sectors, including healthcare, food, logistics, public safety, and basic materials

SALT LAKE CITY, Nov. 12, 2020 – OMNIQ Corp. (OTCQB: OMQS) (“OMNIQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, today announced its financial results for the three- and nine-month periods ended September 30, 2020.

Third quarter and recent highlights include:

●	Generated sales of $15.8 million for the third quarter of 2020, a 21% increase from the same quarter last year and a 25% increase from the second quarter of 2020
●	Announced a partnership with Zebra Technologies that integrates OMNIQ’s AI-based machine vision technology with Zebra’s MotionWorks location solution for advanced logistics yard management
●	Announced orders totaling $3.5 million from a worldwide leader in third-party logistics for the supply of mobile data collection devices for order fulfillment and warehouse management
●	Announced a $4.0-million order from a leading healthcare and pharmaceutical supplier for the supply of mobile data collection devices
●	Received an additional $1.0 million in orders from a leading U.S. supermarket chain
●	Awarded a $1.0-million purchase order by a leading sales and marketing agency focused on supporting consumer packaged goods companies and retailers
●	Awarded $1.8-million project related to the implementation of an advanced delivery logistics initiative for a global metal solutions company
●	Began deployment of AI-based SeeDOT™ systems for accurate, automated and real-time monitoring of commercial vehicles at weigh and safety stations in a Southern U.S. state
●	Launched e-commerce platform targeting small- and medium-sized businesses
●	Received order for AI-based machine vision solution for homeland security and public safety system applications for a Himalayan country
●	Cash balance at September 30, 2020 grew to over $5.0 million from $1.6 million at December 31, 2019

“Our strong top-line growth in the third quarter, both year over year and sequentially, reflects the underlying strength, quality and reliability of our product offerings, combined with the quality and strength of our unique, diversified customer base,” said Shai Lustgarten, CEO of OMNIQ. “As we stated in our recent Letter to Shareholders in October, we are seeing traction in our Supply Chain Mobility and Smart City markets across multiple industries. Specifically, our “contactless” technologies apply to many organizations that are increasingly focused on productivity, health, and safety due to the ongoing COVID-19 pandemic. Our third-quarter results reflect the successful efforts of our sales team and the increasing interest in our technology solutions, and thanks to our investments in R&D in the area of advanced AI technology, we started the fourth quarter with increasing demand for our AI-based solutions that we expect to improve our gross margin in the near future as we work to take the Company towards profitability.

“Despite the economic uncertainties resulting from the pandemic, we remain steadfast in cementing our position as a supplier of choice for Internet-of-Things-enabled supply chain solutions, as well as advanced AI-based machine vision solutions powered by deep neural-network algorithms for Fortune 500 companies, institutions, government agencies and municipalities around the world. We pride ourselves in the accuracy and efficiency of our object identification technologies, and helping our growing roster of customers with a broad range of applications, from supply chain logistics, to parking and traffic management, to border control, to campus safety, to law enforcement, and many more. We see tremendous opportunity in our fast-growing target markets and our team at OMNIQ is working relentlessly to deliver growth and to create value for our shareholders. We also believe that our plan to uplist to a senior stock exchange, if completed, will increase investor awareness and broaden our institutional and stakeholder base.”

Third Quarter 2020 Financial Results

OMNIQ reported revenue of $15.8 million for the quarter ended September 30, 2020, an increase of 20.9% from $13.1 million in the third quarter of 2019. Sequentially, revenue increased by 25% from $12.7 million in the second quarter of 2020. The revenue increase reflects higher demand related to the COVID-19 pandemic from certain customers during the quarter as well as continued traction in our markets. The higher cost of goods sold in the third quarter of 2020, which reflects an unfavorable change in the product mix with large lower-margin orders related to the COVID-19 pandemic to certain large customers accounting for a greater percentage of overall sales, resulted in a lower gross margin than the third quarter last year. Total operating expenses for the quarter were $5.8 million, compared with $4.2 million in the third quarter of 2019. The increase was largely attributable to an increase in non-cash stock-based compensation awarded to professional service providers.

Net loss for the quarter was $3.8 million, or a loss of $0.83 per basic share, compared with a loss of $1.4 million, or a loss of $0.38 per basic share, for the third quarter of last year. The increase in net loss is mainly attributable to lower gross margin due to product mix and – in spite of slightly lower salary and employee benefits – higher operating expenses mainly attributable to non-cash stock-based compensation paid for professional services during the quarter, compared with the same period in 2019.

EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) for the third quarter of 2020 was a loss of $2.4 million, compared with a loss of $0.3 million in the third quarter of 2019. Adjusted EBITDA for the third quarter of 2020 was a loss of $0.9 million, compared with Adjusted EBITDA of $0.5 million in the third quarter last year.

First Nine Months 2020 Financial Results

OMNIQ reported revenues of $42.3 million for the first nine months of 2020, a decrease of 7.7% compared with the first nine months of 2019. The decrease was primarily related to stronger fulfillment and deliveries by the Company during the first nine months of 2019. The higher cost of goods, which reflects an unfavorable change in product mix with several large lower-margin orders related to the COVID-19 pandemic to certain large customers accounting for a greater percentage of overall sales, resulted in a decrease in gross margin to 19.9% from 25.6% in the first nine months of 2019. Total operating expenses for the first nine months of 2020 were $14.8 million compared with $12.6 million for the same period last year. The increase in operating expense was largely related to an increase in non-cash stock-based compensation granted to professional service providers as well as increased research and development spending.

Net loss for the first nine months of 2020 was $8.6 million, or a loss of $2.03 per basic share, compared with a loss of $2.6 million, or a loss of $0.64 per basic share, for the first nine months of 2019.

EBITDA for the first nine months of 2020 was a loss of $5.0 million, compared with EBITDA of $781 thousand for the first nine months of 2019. Adjusted EBITDA for the first nine months of 2020 was a loss of $2.3 million, compared with adjusted EBITDA of $2.1 million for the same period in 2019.

Conference Call Information

OMNIQ will host a conference call and webcast on Friday, November 13, 2020, at 11:00 a.m. Eastern Time to discuss financial results for the third quarter ended September 30, 2020.

To access the live webcast, please click on this webcast link to register, or go to the Company’s Investor Relations page by clicking on this OMNIQ IR link.

To participate in the call by phone, please dial (877) 407-9210 approximately five minutes prior to the scheduled start time. International callers please dial (201) 689-8049.

A replay of the teleconference will be available until December 13, 2020 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 38548.

About OMNIQ Corp.

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management and access control applications. The technology and services provided by the Company help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

888-309-9994
IR@omniq.com

OMNIQ CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	For the three months		For the nine months
	ending September 30,		ending September 30,
(In thousands, except share and per share data)	2020	2019	2020	2019
Revenues
Total Revenues	$15,833	$13,097	$42,309	$45,843

Cost of goods sold
Cost of goods sold	13,024	9,601	33,886	34,123

Gross profit	2,809	3,496	8,423	11,720

Operating expenses
General and administrative	837	727	2,414	1,941
Salary and employee benefits	2,581	2,700	7,666	7,763
Depreciation and amortization	594	536	1,696	1,620
Professional fees	1,818	268	3,018	1,226
Total operating expenses	5,830	4,231	14,794	12,550

Loss from operations	(3,021)	(735)	(6,371)	(830)

Other income (expenses):
Interest expense	(744)	(618)	(1,957)	(1,769)
Other (expenses) income	(16)	(90)	(318)	(9)
Total other expenses	(760)	(708)	(2,275)	(1,778)

Net Loss Before Income Taxes	(3781)	(1,443)	(8,646)	(2,608)

Provision for Income Taxes
Current	-	-	-	-
Total Provision for Income Taxes	-	-	-	-

Net Loss attributable to OMNIQ Corp.	$(3,781)	$(1,443)	$(8,646)	$(2,608)

Foreign currency translation adjustment	(16)	12	(30)	12

Comprehensive loss	(3,797)	(1,431)	(8,676)	(2,596)

Reconciliation of net loss to net loss attributable to common shareholders
Net loss	(3,781)	(1,443)	(8,646)	(2,608)

Less: Preferred stock – Series C dividend	(32)	(48)	(158)	(141)

Net loss attributable to the common stockholders	$(3,813)	$(1,491)	$(8,804)	$(2,749)

Net (loss) per share - basic	$(0.83)	$(0.38)	$(2.03)	$(0.64)

Weighted average number of common shares outstanding - basic	4,588,944	3,879,159	4,339,634	3,865,647

OMNIQ CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	As of
	September 30, 2020	December 31, 2019
(In thousands, except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$5,066	$1,615
Accounts receivable, net	9,901	6,694
Inventory	1,671	1,889
Prepaid expenses	782	362
Other current assets	9	65
Total current assets	17,429	10,625

Property and equipment, net of accumulated depreciation of $555 and $2,195, respectively	332	463
Goodwill	14,695	13,921
Trade name, net of accumulated amortization of $1,156 and $2,932, respectively	1,156	1,458
Customer relationships, net of accumulated amortization of $4,885 and $6,578, respectively	4,885	6,012
Other intangibles, net of accumulated amortization of $1,104 and $185, respectively	1,104	1,138
Cash, restricted	533	533
Right of use lease asset	91	131
Other assets	106	172
Total assets	$40,331	$34,453

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$28,480	$18,694
Line of credit	3,235	1,365
Accrued payroll and sales tax	1,542	1,556
Notes payable, related parties – current portion	480	1,025
Notes payable – current portion	6,997	6,497
Lease liability – current portion	38	54
Other current liabilities	1,267	1,599
Total current liabilities	42,039	30,790

Long term liabilities
Notes payable, related party, less current portion	774	1,172
Accrued interest and accrued liabilities, related party	50	76
Notes payable, less current portion	352	143
Lease liability	57	80
Other long term liabilities	220	384
Total liabilities	43,492	32,645

Stockholders’ equity (deficit)
Series A Preferred stock; $0.001 par value; 1,000,000 shares designated, 0 shares issued and outstanding	-	-
Series B Preferred stock; $0.001 par value; 1 share designated, 0 shares issued and outstanding	-	-
Series C Preferred stock; $0.001 par value; 5,000,000 shares designated, 2,145,030 and 4,828,530 shares issued and outstanding, respectively	2	5
Common stock; $0.001 par value; 15,000,000 shares authorized; 4,634,637 and 3,960,405 shares issued and outstanding, respectively.	5	4
Additional paid-in capital	50,710	46,861
Accumulated (deficit)	(53,849)	(45,063)
Accumulated other comprehensive loss	(29)	1
Total stockholders’ equity (deficit)	(3,161)	1,808
Total liabilities and stockholders’ equity (deficit)	$40,331	$34,453

OMNIQ CORP.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(UNAUDITED)

	For the three months		For the nine months
	ending September 30,		ending September 30,
(In thousands, except share and per share data)	2020	2019	2020	2019
EBITDA Calculation
Net loss	$(3,781)	$(1,443)	$(8,646)	$(2,608)
Depreciation & amortization	594	536	1,696	1,620
Interest expense	744	618	1,957	1,769
Income taxes	-	-	-	-
EBITDA	$(2,443)	$(289)	$(4,993)	$781

Adjusted EBITDA calculation
Net loss	$(3,781)	$(1,443)	$(8,646)	$(2,608)
Depreciation & amortization	594	536	1,696	1,620
Interest expense	744	618	1,957	1,769
Income taxes	-	-	-	-
Stock compensation	1,522	670	2,275	1,093
Non-cash penalty on conversion agreements	-	-	260	-
Nonrecurring one-time income/expenses	16	117	169	180
Adjusted EBITDA	$(905)	$498	$(2,289)	$2,054